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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 22, 1999

                          TOREADOR ROYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                 DELAWARE                      0-2517                          75-0991164
         (STATE OF INCORPORATION)       (COMMISSION FILE NO.)       (IRS EMPLOYER IDENTIFICATION NO.)
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                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 559-3933




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 22, 1999, Toreador Exploration & Production, Inc. ("Toreador E&P"), a wholly-owned subsidiary of Toreador Royalty Corporation ("Toreador"), purchased certain oil and gas working interests (the "Assets") from Lario Oil & Gas Company ("Lario"), pursuant to a Purchase and Sale Agreement dated as of November 24, 1999, by and between Lario and Toreador E&P (the "Lario Agreement"). The purchase price for the Assets was $5,500,000, consisting of $5,000,000 cash and an agreement to pay the amount of $500,000 on an installment basis. Half of this amount ($250,000) is to be repaid by Toreador on a monthly basis, plus interest at prime plus 1%, amortized over 13 months. The remaining $250,000 is to be repaid by Toreador on January 23, 2001, plus interest at prime plus 1% (which is currently 9.5% per annum).

         Toreador E&P purchased 50% of Lario's working interests in designated oil and gas leases and properties located in Finney County, Kansas. As a result of the acquisition, Toreador believes that there will be reserve additions of approximately 1,000,000 BOE (equivalent barrels of oil on one Bbl of oil per six Mcf basis), resulting in an estimated acquisition cost of approximately $5.50 per BOE. The purchase was accounted for as if it occurred on October 1, 1999.

         The purchase price for the Assets was funded with Toreador's available cash ($1,000,000), a loan from Compass Bank, Dallas ($4,000,000) and the $500,000 to be paid by Toreador to Lario on an installment basis.

         In connection with the borrowings to finance the acquisition of the Assets, Toreador, Toreador E&P and Tormin, Inc., a wholly-owned subsidiary of Toreador ("Tormin"), entered into an amendment to its existing Credit Agreement with Compass Bank, which Credit Agreement was effective September 30, 1999. The amendment to the Credit Agreement increased the borrowing base to $12,500,000 from the previous borrowing base of $10,500,000, and provided $2,000,000 of the acquisition price of the Assets.

         Toreador, Toreador E&P and Tormin also executed a Term Promissory Note (the "Note") with Compass Bank, which provided an additional $2,000,000 of the cash portion of the purchase price for the Assets. The Note bears interest equal to the variable prime rate published in The Wall Street Journal's "Money Rates" table (the "Prime Rate"), which is currently 8.5% per annum. The amendment to the Credit Agreement and the Note are secured by a pledge of Toreador's assets, including all of the properties within the Assets.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

(a) It is impractical to provide the required financial statements of the acquired properties at this time. Toreador plans to file such information by amendment to this Form 8-K within sixty days of January 6, 2000.

(b) It is impractical to provide the required pro forma financial information at this time. Toreador plans to file such information by amendment to this Form 8-K within sixty days of January 6, 2000.

Exhibits

10.1 Purchase and Sale Agreement, effective November 24, 1999, between Lario Oil & Gas Company and Toreador Exploration & Production, Inc.

10.2 First Amendment To Credit Agreement, effective December 17, 1999, between Compass Bank, as Lender, and Toreador Royalty Corporation, Toreador Exploration & Production, Inc., and Tormin, Inc., as Borrowers, and Toreador Acquisition Corporation, as Guarantor.

10.3 Term Promissory Note, effective December 17, 1999, between Compass Bank, as Lender, and Toreador Royalty Corporation, Toreador Exploration & Production, Inc., and Tormin, Inc., as Borrowers, and Toreador Acquisition Corporation, as Guarantor.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TOREADOR ROYALTY CORPORATION


Date: January 6, 2000            By: /S/ G. THOMAS GRAVES III
                                     ---------------------------------------
                                     Name: G. Thomas Graves III
                                     Title:President and Chief Executive Officer


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                               INDEX TO EXHIBITS

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
Exhibit No.                       Description
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
10.1 Purchase and Sale Agreement, effective November 24, 1999, between Lario Oil & Gas Company and Toreador Exploration & Production Inc.

10.2 First Amendment To Credit Agreement, effective December 17, 1999, between Compass Bank, as Lender, and Toreador Royalty Corporation, Toreador Exploration & Production, Inc., and Tormin, Inc., as Borrowers, and Toreador Acquisition Corporation, as Guarantor.

10.3 Term Promissory Note, effective December 17, 1999, between Compass Bank, as Lender, and Toreador Royalty Corporation, Toreador Exploration & Production, Inc., and Tormin, Inc., as Borrowers, and Toreador Acquisition Corporation, as Guarantor.
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